EXHIBIT (g)(iii)

Consents

CONSENT

I hereby consent to the use of the Certificate of the Queensland Treasury Corporation dated 10 August 2006 found on page 71 of Queensland Treasury Corporation Annual Report for the year ended June 30, 2006, hereby filed as exhibit (c)(xi) to this Form 18-K/A to be filed and incorporated by reference in the Prospectus included in the Registration Statement dated December 15, 2004 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-121263).

By:	/s/ Gerard Bradley
Gerard Bradley
Under Treasurer of the State of Queensland

Date: November 23, 2006

CONSENT

I hereby consent to the use of my Report found on page 72 of Queensland Treasury Corporation Annual Report for the year ended June 30, 2006, hereby filed as exhibit (c)(xi) to this Form 18-K/A to be filed and incorporated by reference in the Prospectus included in the Registration Statement dated December 15, 2004 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-121263).

By:	/s/ Glenn Gordon Poole
Mr. Glenn Gordon Poole
Auditor-General

Date: November 30, 2006

CONSENT

I hereby consent to the use of the Chairman’s and Chief Executive’s Report on pages 7-9 of Queensland Treasury Corporation Annual Report for the year ended June 30, 2006, hereby filed as exhibit (c)(xi) to this Form 18-K/A to be filed and incorporated by reference in the Prospectus included in the Registration Statement dated December 15, 2004 filed by Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File no. 333-121263).

By:	/s/ Leo Hielscher AC
Sir Leo Hielscher AC
Chairman
Queensland Treasury Corporation

Date: November 30, 2006